EXHIBIT 10.1

Agreement between Airborne Wireless Network and Jet Midwest Group, LLC dated October 31, 2016.

SERVICES AND COMPENSATION AGREEMENT

This SERVICES AND EQUITY COMPENSATION AGREEMENT (this "Agreement") is made and entered into as of the 31st day of October, 2016 between AIRBORNE WIRELESS NETWORK, INC., a corporation organized and existing under the laws of the State of Nevada (“Airborne”) and JET MIDWEST, LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Jet Midwest") (each of Jet Midwest and Airborne may hereinafter be refereed to as a “Party” and together as the “Parties”).

RECITALS

WHEREAS, Airborne is developing a meshed airborne wholesale carrier network (the “Airborne Network”), which will provide enhanced on-line connectivity for airline passengers in flight;

WHEREAS, Airborne needs Boeing 757 aircraft in order to complete its testing and to obtain the necessary certifications for the Airborne Network and the equipment related thereto that will be installed on aircraft;

WHEREAS, Jet Midwest owns, sells and leases aircraft and aircraft engines and buys and sells aircraft, aircraft engine and aircraft parts and can provide services to Airborne to assist in the completion of its testing; and

WHEREAS, Airborne desires for Jet Midwest to provide to Airborne the services specified in this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I. PURPOSE OF THE AGREEMENT

Subject to the terms of this Agreement, Jet Midwest shall provide to Airborne the Services for the Term (hereinafter defined).

II. TERM OF AGREEMENT

The term of this Agreement (the “Term”) shall commence on the date hereof and shall end on February 15, 2017; provided, however, that such date may be extended by mutual consent of both parties.

III. SERVICES

3.1 During the Term, Jet Midwest shall provide the following services to Airborne (the “Services”):

(a)	Operating (or arrange for the operation of) the aircraft listed on Schedule I attached hereto (the “Aircraft”) during the Term for the purpose of (i) ferrying the Aircraft from Roswell International Airport Center Airport (“ROW”) to Kansas City International Airport (“MCI”) and (ii) completing any other ferry flights specifically requested by Airborne in connection with Airborne’s alpha testing of the Airborne Network (collectively, the “Ferry Flights”).

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(b)	Providing auxiliary assistance to Airborne in connection with fitting and removing equipment, ground testing and flight testing on-board systems;

(c)	Procuring insurance and pilots for the Ferry Flights;

(d)	such other services relating to (i) the installation and removal of equipment for the Airborne Network on the Aircraft and (ii) obtaining the Airborne Approvals (defined below) as may be requested by Airborne and which are consented to by Jet Midwest, in its sole discretion.

IV. FERRY FLIGHTS

The Ferry Flights shall take place during the month of January, 2017 on dates in such month mutually agreed upon by Airborne and Jet Midwest or shortly there after subject to unforeseen delays in obtaining required FAA approvals . Unless consented to by Jet Midwest, the Ferry Flights shall be limited to flights between ROW and MCI and shall not include any flight time outside United States airspace. Jet Midwest shall procure pilots that are duly licensed to complete the Ferry Flight.

Airborne shall assist Jet Midwest to ensure that the Airborne Network is removed from the Aircraft within five (5) business days from completion of each Ferry Flight.

V. COSTS AND EXPENSES

At the direction of Jet Midwest, Airborne shall either directly pay or reimburse Jet Midwest for: (a) all out-of pocket costs incurred in connection with the performance of the Services including but not limited to (i) reactivation and maintenance costs required to place the Aircraft in the condition to complete the Ferry Flights, (ii) fees and costs necessary to obtain the ferry permits to be issued by the Federal Aviation Administration or any representative thereof (including but not limited to the fees and the costs of the designated airworthiness representative); (iv) fuel costs, (v) insurance premiums, (vi) landing and take off fees, (vii) storage fees, (viii) pilots fees and costs; (ix) the fees and costs of any Third Party Advisors (defined below); (x) maintenance fees and repair costs to place the Aircraft back into serviceable condition after the removal of the equipment relating to Airborne Network and (b) travel and lodging fees for employees of Jet Midwest or Jet Midwest, Inc. for travel and lodging in connection with the Services (the items specified in (a) and (b) are collective referred to as “Service Costs”). Upon receipt of an invoice for any Service Costs, Airborne shall promptly, but not later than 5 days after receipt thereof, pay the amount specified in such invoice.

Airborne shall be responsible for and shall directly pay any and all fees and costs relating to the project specific certification plan for the Airborne Network, the conformity inspection plan for the Airborne Network and obtaining the supplemental type certificate for the Airborne Network (the “Airborne Approvals”) including but not limited to modification and labor costs relating to the installation of the equipment for the Airborne Network and the removal of such equipment on or before the end of the Term.

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VI. THIRD PARTY ADVISORS

Jet Midwest shall be entitled to retain any third-party advisors or contractors (legal, technical, etc.) (“Third Party Advisors”) as deemed necessary by Jet Midwest to complete any of the Services, including as necessary to conduct inspections of the Aircraft, to conduct the Ferry Flights and to disassemble and store parts of the Aircraft.

VII. LIABILITY AND INDEMNITY

In consideration for Jet Midwest performing the Services, Airborne agrees to defend, indemnify and hold harmless the Indemnitees (defined below) from and against any Claim (defined below). For purposes of this Agreement, the term “Claim” means (i) any loss, cost or expense paid or incurred by the Indemnitees resulting from or relating to the Services (a “Loss”) and (ii) all losses, costs or expenses paid or incurred by Indemnitees resulting from or relating to any attempt to investigate, defend, mitigate or reduce a Loss, including reasonable attorneys’ fees incurred by Indemnitees in connection therewith. For purpose of this Agreement, the term “Indemnitees” shall mean Jet Midwest, its affiliates and each of their respective officers, shareholders, members, managers, directors, employees and agents. Notwithstanding the foregoing, Airborne shall have no liability to an Indemnitee for any Claims directly arising from the gross negligence or wilful misconduct of such Indemnitee.

VIII. INSURANCE

A. For each Ferry Flight, Jet Midwest shall procure (i) hull insurance in an amount of not less that $5,000,000 per Aircraft; and (ii) third party liability insurance in an amount not less than $500,000,000 per occurrence. Such third party liability insurance shall name Airborne as an additional insured and shall include those industry standard provisions that are required by Jet Midwest.

B. Throughout the Term, Airborne and any third party service providers (the “Third Party Service Providers”) involved in the installation, testing and/or removal of the Airborne Network and any equipment related thereto shall maintain (i) third party liability insurance; (ii) worker’s compensation insurance and (iii) products liability insurance in the amounts and of the types required by Jet Midwest. Such insurance shall name the Indemnitees as additional insureds. Not less than thirty (30) days prior to the commencement of any work on any Aircraft in connection with the installation, testing or removal of any equipment for the Airborne Network, Airborne and each Third Party Service Provider shall deliver to Jet Midwest an insurance certificate which evidences that the insurance required under this Section VII.B is in place. Neither Airborne nor any Third Party Service Provider shall be granted access to any Aircraft until such certificates have been delivered to and approved by Jet Midwest.

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IX. DISCLAIMER

JET MIDWEST HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING ENTERED INTO THIS AGREEMENT, OR COMPLETING ANY FERRY FLIGHT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) AND AIRBORNE HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND AIRBORNE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. JET MIDWEST SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WHATSOEVER TO AIRBORNE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF JET MIDWEST OR OTHERWISE, FOR: (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE AIRCRAFT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO; (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS, ANY ANTICIPATED PROFITS, ANY INCIDENTAL DAMAGES OR ANY CONSEQUENTIAL DAMAGES; OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT.

X. COMPENSATION

In consideration for the performance of the Services, Airborne shall provide the compensation to Jet Midwest set forth on Schedule II attached hereto.

XI. EXCUSABLE DELAY

Under this Agreement, neither Party shall be deemed responsible for any delay in performance or failure to perform under the terms of this Agreement if such delays or failures are caused by severe weather, war, labor initiated strikes or work stoppages, acts of God, natural disasters or government action due to war or national emergency.

XII. GOVERNING LAW

A. This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of Missouri, including all matters of construction, validity and performance, without regard to conflicts of laws principles. In any suit arising out of this Agreement, each party hereby irrevocably agrees and consents to be subject to the non-exclusive personal jurisdiction of the state and federal courts located in the Kansas City, Missouri and that the venue for such suit is proper in Kansas City Missouri.

B. Airborne hereby irrevocably designates, appoints and empowers CT Corporation as its authorized agent for service of process in the State of Missouri in any suit or proceeding with respect to this Agreement. Airborne hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in any federal or state court located in Kansas City, Missouri and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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XII. MISCELLANEOUS

A. None of the parties hereunder will assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of the other parties.

B. The provisions of this Agreement will not be varied or amended otherwise than by an instrument in writing executed by all of the parties hereto.

C. Any notice or other communication under or in connection with this Agreement will be in writing and will be delivered personally, by facsimile or by e-mail, to the respective addresses, facsimile numbers or e-mail addresses given below or such other address or facsimile number as the recipient may have notified to the sender in writing.

to Jet Midwest at:

Jet Midwest Group, LLC

1105 North Market Street

Wilmington, Delaware 19801

Attn: Paul Kraus

Tel: 310 652-0296

Fax: 310 568-8334

E-mail: Paul.Kraus@jetmidwest.com

to Airborne Wireless Network Inc. at

Airborne Wireless Network Inc.

4115 Guardian St. Suite C

Simi Valley. California 93603

Attention: J. Edwards Daniels

Tel: 805-583-4302

Fax: 805-583-4304

E-mail: j.edward@airbornewirelessnetwork.com

D. Notices hereunder will be deemed to be given upon such personal delivery or on the Business Day immediately after being faxed or e-mailed.

E. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

F. This Agreement may be executed in any number of separate counterparts by the parties, and each counterpart will when executed and delivered be an original document, but all counterparts will together constitute one and the same instrument.

G. This Agreement constitutes, on and as of the date hereof, the entire agreement of the Parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties hereto with respect to the subject matter hereof are hereby superseded in their entirety.

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H. No provision of this Agreement may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by the Party against whom enforcement of such amendment, change, waiver or discharge is sought and no provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Party against whom enforcement of such agreement is sought.

I. Neither of the Parties may assign any of its rights or delegate any of its obligations hereunder without the Prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, delayed, or denied.

J. TC " Section 10.9 Counterparts" \f C \l "2" This Agreement may be executed in any number of separate counterparts by the Parties hereto, all such counterparts together constituting but one and the same instrument. Copies of this Agreement and the documents to be delivered hereunder, if transmitted by facsimile, shall be deemed to be and treated the same as executed originals; provided that the original of any document delivered by facsimile transmission shall, upon request, also be delivered by mail or private delivery service.

K. Any failure at any time of either Party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such Party to enforce such provision at any subsequent time.

L. If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

JET MIDWEST GROUP LLC

By:
Name:
Title:

AIRBORNE WIRELESS NETWORK INC.

By:
Name:
Title:

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SCHEDULE I

Aircraft shall mean:

(i)	Boeing 757-223 aircraft bearing manufacturer’s serial number 26976 and United States Registration Mark N696AN;

(ii)	Boeing 757-223 aircraft bearing manufacturer’s serial number 26977 and United States Registration Mark N697AN;

(iii)	any other Boeing 757-223 aircraft which Jet Midwest substitutes for (i) and/or (ii) above.

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SCHEDULE II

COMPENSATION

I. Equity Compensation

On the date of this Agreement, Airborne shall issue to Jet Midwest or any designee of Jet Midwest, 1,250,000 shares of common stock of Airborne which constitutes 1.6% (“Applicable Percentage”) of the outstanding shares of common stock of Airborne as of the date hereof. If Airborne issues additional shares of its common stock after the date hereof, Airborne shall simultaneously issue additional shares of its common stock to Jet Midwest such that the Applicable Percentage of shares of common stock of Airborne held by Jet Midwest remains unchanged.

II. Payment

On the date of this Agreement, Airborne shall pay to Jet Midwest $20,000 as an up-front contribution toward its internal overhead costs.

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